SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2003

NETSCREEN TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-33387	77-0469208
(Commission File Number)	(IRS Employer Identification No.)

805 11th Avenue, Building 3, Sunnyvale, California	94089
(Address of Principal Executive Offices)	(Zip Code)

(408) 543-2100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.

On November 14, 2003, NetScreen Technologies, Inc. (“NetScreen”) completed the acquisition of Neoteris, Inc., a Delaware corporation (“Neoteris”), through the merger of a wholly-owned subsidiary of NetScreen with and into Neoteris, with Neoteris surviving as a wholly-owned subsidiary of NetScreen (the “Merger”). In connection with the Merger, NetScreen will issue up to 10,917,793 shares of NetScreen common stock, including 1,229,834 shares issuable upon the exercise of options assumed in the transaction and $20 million in cash for all of the issued and outstanding shares of Neoteris capital stock and the assumption of Neoteris’ outstanding stock options. NetScreen has also agreed to pay up to an additional $30 million in cash to Neoteris stockholders and optionholders upon the achievement of certain revenue milestones. NetScreen is funding the cash portion of the acquisition from its working capital.

The Merger is intended to be a reorganization and will be accounted for under the purchase method of accounting. As a result of the Merger, NetScreen acquired all the assets of Neoteris, including Neoteris’ SSL Remote Access products and services product line, all plant, equipment or other physical property that Neoteris used in its business and assumed all the liabilities of Neoteris. NetScreen intends to use the plant, equipment and other physical property of Neoteris consistent with its long-term business objectives. The agreement and plan of merger is attached as Exhibit 2.1 to this report.

On November 12, 2003, the California Department of Corporations issued a permit qualifying the issuance of NetScreen common stock issued in connection with the Merger. A registration statement on Form S-8 (No. 333-110709) has been filed registering the 1,229,834 shares of NetScreen common stock issuable upon the exercise of assumed Neoteris options.

Additionally, upon the closing of the Merger, NetScreen named Krishna Kolluri to the position of General Manager responsible for Secure Access Products. Mr. Kolluri served as Neoteris’ President, Chief Executive Officer and Chairman of the Board since inception.

A press release announcing the completion of the transaction is attached as Exhibit 99.1 to this report.

Item 7. Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

The Registrant intends to file by amendment the required financial information of Neoteris no later than January 30, 2004, 60 days after the date that this report on Form 8-K must be filed.

(b)	Pro forma financial information.

The Registrant intends to file by amendment the required pro forma financial statements reflecting the acquisition of all of the issued and outstanding capital stock, including stock options, of Neoteris no later than January 30, 2004, 60 days after the date that this report on Form 8-K must be filed.

(c)	Exhibits.

2.1	Agreement and Plan of Merger dated October 3, 2003 by and among the Registrant, Neon Acquisition Corp. and Neoteris, Inc.*
99.1	Press Release issued on November 17, 2003 regarding completion of the Neoteris acquisition.

*	Certain schedules have been omitted. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NETSCREEN TECHNOLOGIES, INC.

Date: November 26, 2003	By:	/s/ Robert D. Thomas
Robert D. Thomas
President, Chief Executive Officer

INDEX TO EXHIBITS

2.1	Agreement and Plan of Merger dated October 3, 2003 by and among the Registrant, Neon Acquisition Corp. and Neoteris, Inc.*
99.1	Press Release issued on November 17, 2003 regarding completion of the Neoteris acquisition.

*	Certain schedules have been omitted. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.